EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Schick Technologies, Inc.

     We have issued our report dated May 18, 2001 except for Notes 2 and 9, as to which the date is July 12, 2001 and Note 12, as to which date is June 22, 2001, accompanying the financial statements and Schedule II, of Schick Technologies, Inc. on Form 10-K, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.


/s/ Grant Thornton LLP

New York, New York
February 22, 2002